UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2023

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, Lordstown Motors Corp. (the “Company”) and Foxconn Ventures Pte. Ltd. (“Foxconn”), an affiliate of Hon Hai Technology Group, entered into an investment agreement on November 7, 2022 (the “Investment Agreement”) under which Foxconn agreed to make additional equity investments in the Company through the purchase of $70 million of Class A common stock and up to $100 million in Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), subject to certain conditions, including, without limitation, regulatory approvals and satisfaction of certain EV program budget and EV program milestones established by the parties. On November 22, 2022, the parties completed the initial closing under the Investment Agreement, pursuant to which Foxconn purchased approximately $22.7 million of Class A common stock and $30 million of Preferred Stock (the “Initial Closing”).

The Investment Agreement provides for the second closing of Class A common stock (the “Subsequent Common Closing”), at which time Foxconn is required to purchase approximately 26.9 million shares of Class A common stock for approximately $47.3 million. The Subsequent Common Closing is to occur within 10 business days following the parties’ receipt of a written communication from the U.S. government’s Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has concluded that there are no unresolved national security concerns with respect to the transactions (“CFIUS Clearance”) and subject to satisfaction of the other conditions set forth in the Investment Agreement (which the Company believes have been or will be satisfied). CFIUS Clearance was received on April 25, 2023, which means the Subsequent Common Closing is to occur on or before May 8, 2023. The Company is ready, willing and able to complete the Subsequent Common Closing on a timely basis.

In addition, following the parties’ agreement to the EV program budget and the EV program milestones and satisfaction of those EV program milestones and other conditions set forth in the Investment Agreement, Foxconn is to purchase in two tranches up to 0.7 million additional shares of Preferred Stock at a purchase price of $100 per share for aggregate proceeds of $70 million (the “Subsequent Preferred Funding”). The parties agreed to use commercially reasonable efforts to agree upon the EV program budget and EV program milestones no later than May 7, 2023.

On April 21, 2023, the Company received a letter from Foxconn (the “Foxconn Notice”) (1) asserting that the Company was in breach of the Investment Agreement due to its previously disclosed receipt of a notice from the Nasdaq Stock Market LLC indicating that the Company was no longer in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Select Market (the “Nasdaq Notice”) and (2) purporting to terminate the Investment Agreement if the breach is not cured within 30 days. The Company has notified Foxconn that (1) it believes the breach allegations in the Foxconn Notice are without merit, (2) the Investment Agreement, by its terms, does not permit Foxconn to terminate it following the Initial Closing, and (3) in any event, Foxconn cannot exercise termination rights because Foxconn has breached the Investment Agreement by failing to use necessary efforts to agree upon the EV program budget and EV program milestones to facilitate the funding of the additional Preferred Stock investment. Therefore, the Company believes that the Investment Agreement remains in effect, intends to enforce its rights thereunder, including with respect to Foxconn’s breach regarding the EV program budget and EV program milestones and Preferred Stock funding and its knowing and intentional efforts to invalidly terminate the Investment Agreement and withhold key funding to the material detriment of the Company.

The Company is in discussions with Foxconn to seek a resolution regarding these matters; however, to date, Foxconn has declined to revoke its invalid termination notice and has failed to confirm that it will proceed with the Subsequent Common Closing or any Preferred Stock closing. No assurances can be given that the parties will reach a resolution of these matters or that any such resolution will allow the Subsequent Common Closing or the Subsequent Preferred Funding to occur. If the Subsequent Common Closing and the Subsequent Preferred Funding do not occur, the Company will be deprived of critical funding necessary for its operations. The Company is evaluating its legal and financial alternatives in the event a resolution is not reached.

Forward-Looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this report, those factors include, but are not limited to: our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding; our ability to resolve our dispute with Foxconn regarding the matters asserted in the Foxconn Notice and to obtain the proceeds we expected under the Investment Agreement; our ability to timely obtain necessary funding to continue our operations; our ability to continue production of the Endurance; the impact of the uncertainty with respect to our relationship with Foxconn and our prospects for additional funding on our supplier arrangements and on our employees; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters.

Other factors that may impact our results and prospects include, but are not limited to:

●	the cost and other impacts of contingent liabilities, such as current and future litigation, claims, regulatory proceedings, investigations, complaints, product liability claims and stockholder demand letters, and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing;

●	our ability to effectively implement and realize the benefits from transactions and agreements with Foxconn, if pending disputes are resolved, which depend on many variables that include establishment of the EV program budget and EV program milestones and satisfaction or waiver of such milestones and other conditions required to be met at the time of funding, and our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the Mobility-in-Harmony MIH consortium as well as other parties, and that all such parties adhere to timelines to develop, commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties’ control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors;

●	our ability to successfully address known and unknown performance, quality, supply chain and other launch-related issues, some of which are or may be material or may require additional recalls or retrofits of the Endurance, and continue commercial production and sales of the Endurance;

●	the risk that additional elements of our technology, including our hub motors, do not perform as expected in the near or longer-term;

●	our ability to maintain appropriate supplier relationships, including for our critical components, and the risks with respect to the terms of such arrangements due to our limited production volumes and any minimum quantity requirements, and our ability to establish our supply chain to support new vehicle programs;

●	our ability to facilitate cost-effective production of the Endurance, which requires a strategic partner and significant additional capital, including to invest in the tooling to lower the bill of materials cost, continue design enhancements and enable scaled production;

●	our ability to execute our business plan, strategic alliances and other opportunities, including development and market acceptance of our planned products;

●	risks related to our limited operating history, the execution of our business plan and the timing of expected business milestones, including the ability to effectively utilize existing tooling, a substantial portion of which is soft tooling not intended for long term production;

●	our ongoing ability to secure and receive vehicle components from our supply chain in sufficient quantities to meet production volume plans and of acceptable quality to meet vehicle requirements;

●	the availability and cost of raw materials and components, particularly in light of current supply chain disruptions and labor concerns, inflation, and the consequences of any shortages on our ability to produce saleable vehicles;

●	our ability to successfully identify and implement actions to significantly lower the Endurance bill of materials cost, including identifying a strategic partner to scale the Endurance, and realizing the sourcing benefits intended from our relationship with Foxconn;

●	our ability to obtain binding purchase orders and build customer relationships;

●	the effects of competition on our ability to market and sell vehicles;

●	our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of after sale service, support and warranty coverage that they will require and the impact of performance issues, production pauses and delays and recalls on consumer confidence and interest in our vehicles;

●	the impact of our non-compliance with Nasdaq's bid price requirement and our ability to regain compliance as a result of the proposed reverse stock split which we have proposed for approval by our stockholders at our annual meeting;

●	our ability to attract and retain key personnel and hire additional personnel;

●	the pace and depth of electric vehicle adoption generally;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to obtain required regulatory approvals and comply with changes in laws, regulatory requirements, interpretations of existing laws and governmental incentives; and

●	the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including rising interest rates, fuel and energy prices and the direct and indirect effects of the war in Ukraine.

As a result of these uncertainties, there is substantial doubt regarding our ability to continue as a going concern. Our ability to obtain additional financing is extremely limited under current market conditions, in particular for our industry, and also influenced by other factors including the significant amount of capital required, the Foxconn dispute, the fact that the BOM cost of the Endurance is currently, and expected to continue to be, substantially higher than our selling price, uncertainty surrounding the performance of any vehicle produced by us, meaningful exposure to material losses and costs related to ongoing litigation and the SEC investigation, the Nasdaq Notice, the market price of our stock and potential dilution from the issuance of the additional securities. If we are unable to resolve our dispute with Foxconn in a timely manner on terms that allow us to continue operating as planned, identify other sources of funding, identify a strategic partner and resolve our significant contingent liabilities, we may need to curtail or cease operations and seek protection by filing a voluntary petition for relief under the Bankruptcy Code. If this were to occur, the value available to our various stakeholders, including our creditors and stockholders, is uncertain.

Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
	Title:	Chief Financial Officer
Date: May 1, 2023